INSTALLMENT NOTE

$5,026,000.01 Chicago, Illinois 9/06/95  Due 7/31/96

FOR VALUE RECEIVED, the undersigned, (jointly and severally if more than one) ( Borrower ), promises to pay to the order of

           AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO

     ("Bank") at its principal place of business in Chicago, Illinois or such other place as Bank may designate from time to time hereafter, the principal sum of Five Million Twenty Six Thousand and 01/100 Dollars in 4 successive installments as follows: quarterly installments of (i) principal plus interest as hereafter provided. The amount of each installment shall be $ See Above. with a final installment of $Balance. The first installment shall be due on the 15th day of October, 1995 and successive installments shall be paid on the same day of each (a) month, or (b) quarter, thereafter until paid. Borrower's obligation and liabilities to Bank under this Note, and all other obligations and liabilities of Borrower to Bank (including without limitation all debts, claims and indebtedness) whether primary, secondary direct, contingent, fixed or otherwise heretofore now and/or from time to time hereafter owing due or payable, however evidenced, created incurred, acquired or owing and however arising, whether under this Note, any agreement, instrument or document heretofore, now or from time to time hereafter executed and delivered to Bank by or on behalf of Borrower, or by oral agreement or operation of law or otherwise, shall be defined and referred to herein as "Borrower's Liabilities".
     The unpaid principal balance of Borrower s Liabilities due hereunder shall bear interest from the date hereof until paid, computed as follows: at a daily rate equal to the daily rate equivalent of 1% per annum (computed on the basis of a 360-day year and actual days elapsed) in excess of the rate of interest announced or published publicly from time to time by Bank as its corporate base rate or equivalent rate of interest (the "Corporate Base Rate").
     If the rate of interest to be charged by Bank to Borrower hereunder is that specified in clause (ii), such rate shall fluctuate hereafter from time to time concurrently with, and in an amount equal to, each increase or decrease in the Corporate Base Rate, whichever is applicable.
     Interest shall be payable by Borrower to Bank with each principal installment of Borrower's Liabilities due hereunder, or as billed by Bank to Borrower, at Bank's principal place of business, or at such other place as Bank may designate from time to time hereafter.
     To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Note and/or any other agreement, instrument or document heretofore, now and/or from time to time hereafter delivered by or on behalf of Borrower to Bank, Borrower grants to Bank a security interest in and to the following property: (a) all of Borrower's now existing and/or owned and hereafter arising or acquired monies, reserves, deposits, deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank or its bailee for any purpose; (b) Marketable Securities: 1,277,481 shares of John B. Sanfilippo & Son, Inc. Publicly traded on NASDAQ (JBSS).
            (INSERT DESCRIPTION OF ADDITIONAL COLLATERAL IF ANY)

and (c) all substitutions, renewals, improvements, accessions or additions thereto, replacements, products and proceeds thereof, including without limitation proceeds of insurance policies insuring the foregoing collateral (all of the foregoing property is referred to herein individually and collectively as "Collateral").
     Regardless of the adequacy of the Collateral, any deposits or other sums at any time credited by or payable or due from Bank to Borrower, or any monies, cash, cash equivalents, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its Bailee for any purpose may at any time be reduced to cash and applied by Bank to or setoff by Bank against Borrower's Liabilities.
     Borrower agrees to deliver to Bank forthwith upon Bank's demand therefor, such additional collateral as Bank may request from time to time should the value of the Collateral (in Bank's sole and exclusive opinion) decline, deteriorate, depreciate, or become impaired, or should Bank deem itself insecure for any reason whatsoever, including without limitation a change in the financial condition of Borrower, or any party liable with respect to Borrower's Liabilities, and does hereby grant to Bank a continuing security interest in such other collateral, which shall be deemed to be a part of the Collateral. Borrower shall execute and deliver to bank, at any time upon Bank's demand therefor, all agreements, instruments, documents and other written matter that the Bank may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral or any additional collateral.
     Bank may take, and Borrower hereby waives notice of, any action from time to time that Bank may deem necessary or appropriate to maintain or protect the Collateral, and Bank s security interest therein, and in particular Bank may at any time (i) transfer the whole or any part of the Collateral into the name of the Bank or its nominee, (ii) collect any amounts due or Collateral directly from persons obligated thereon, (iii) take control of any proceeds and products of Collateral, and/or (iv) sue or make any compromise or settlement with respect to any Collateral. Borrower hereby releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) Bank s taking any action permitted by this paragraph; (b) any failure of Bank to protect, enforce or collect in whole or in part any of the Collateral; and/or (c) any other act or omission to act on the part of the Bank, its officers, agents or employees, except for willful misconduct.
     The occurrence of any of one of the following events shall constitute a default by the Borrower ("Event of Default") under this Note: (a) if Borrower fails to pay any of Borrower s Liabilities when due and payable or declared due and payable; (b) if Borrower fails to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Note which is required to be performed, kept or observed by Borrower; (c) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered by or on behalf of Borrower to Bank; (d) occurrence of a default or an event of default under any agreement, instrument or document heretofore, now or at any time hereafter delivered to Bank by any guarantor of Borrower's Liabilities; (e) if the Collateral or any of Borrower s assets are attached, seized, subjected to a writ of distress warrant, or any levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or (f) if a petition under any section chapter of the Bankruptcy Reform Act of 1978 or any similar law or regulation is filed by or against Borrower, if Borrower shall make an assignment for the benefit of creditors, if any case or proceeding is filed by or against Borrower for its dissolution or liquidation, or upon the death or incompetency of Borrower, or the appointment of a conservator for all or any portion of Borrowers assets of the Collateral.
     Upon the occurrence of an event of Default, without notice by Bank to or demand By Bank of Borrower: (i) all of Borrower's Liabilities shall be due and payable forthwith; (ii) Bank may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction and any other applicable law upon default by a debtor;
(iii) Bank may enter, without process of law and without breach of the peace, any premises where the Collateral is or may be located, and may seize or remove the Collateral from said premises and/or remain upon said premises and use the same for purpose of collecting, preparing and disposing of the Collateral; and/or (iv) Bank may sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of any such sale only when the same are actually received by Bank.
     Upon an event of Default, Borrower, immediately upon demand by Bank shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which is reasonably convenient to Bank and Borrower.
     All of Bank's rights and remedies under this note are cumulative and non-exclusive. The acceptance by Bank of any partial payment made hereunder after the time when any of Borrower s Liabilities become due and payable will not establish a custom, or waive any rights of Bank to enforce prompt payment hereof. Bank's failure to require strict performance by Borrower of any provision of this Note shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrower and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of this Note and hereby ratify and confirm whatever Bank may do this regard. Borrower further waives any and all notice or demand to which Borrower might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).
     Borrower agrees to pay, upon Bank's demand therefor, any and all costs, fees and expenses (including attorney's fees, costs and expenses) incurred in enforcing any of Bank s rights hereunder, and to the extent not paid the same shall become part of Borrower's Liabilities hereunder.
     This Note is submitted by Borrower to Bank at Bank's principal place of business and shall be deemed to have been made thereat. This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.
     To induce Bank to accept this Note, Borrower, irrevocably, agrees that, subject to Bank's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this Note shall be litigated in courts having situs within the City of Chicago, State of Illinois. Borrower hereby consents and submits to the jurisdiction of any local state or federal court located within said city and state.


789 Plum Tree Road            The undersigned acknowledges receipt of a copy
- ---------------------------   of this note and the disclosure
Barrington Hills, IL 60010    -----------------------------------------------
- ---------------------------   /s/Jasper B. Sanfilippo
Address                       -----------------------------------------------
                              Jasper B. Sanfilippo
                              -----------------------------------------------

- --------------------------------------------------------------------------------
|NEW | RE-  |  ASSIGN.| OFFICER#|  OBLIGOR |  FED. CODE |  OBLIGATION |  TAKE  |
|    | NEWAL|  UNIT   |         |  TYPE    |            |   TYPE      |  DOWN  |
|    |      |         |         |          |            |             |  NUMBER|
- --------------------------------------------------------------------------------
|    |  X   |  00527  | 18634   |          |  599       |  400        |  190   |
- --------------------------------------------------------------------------------
| TAX   |  FOR L&D ONLY   |  OBLIGOR NUMBER |
|EXEMPT |  OBLIGATION NO. |                 |
- ---------------------------------------------
|       |                 |  018024055734   |
- ---------------------------------------------

- --------------------------------------------------------------------------------
BASIS (CHECK ONE)

/  /  30/360(1)
/ X/  ACTUAL DAYS/360 (4)
/  /  ACTUAL DAYS/365 (5)
/  /  ACTUAL DAYS/ACTUAL DAYS (6)
- --------------------------------------------------------------------------------
METHOD OF COLLECTION (CHECK ONE)

/   /  SEND BILL TO OFFICER (03)
/ X /  MAIL BILL (11)
/   /  CHARGE DDA#
                 --------------------------------------------------(31)
/   /  OTHER, SPECIFY
                    ---------------------------------------------------

- --------------------------------------------------------------------------------
BILLING PERIOD (CHECK ONE)

/   / MONTHLY (4) BEGINNING
                            ---------------------------
/ X / QUARTERLY (5) BEGINNING 10/15/95
                              -------------------------
/   / SEMI-ANNUALLY (6) BEGINNING
                                 ----------------------
/   / ANNUALLY (7) BEGINNING
                            ---------------------------
/   / AT MATURITY (8)
                     ----------------------------------
/   / OTHER SPECIFY
                   ------------------------------------

- -------------------------------------------------------------------------------
PLEASE FILL IN FOR FLOATING INTEREST RATE

DAY RATE CHANGES
                ---------------------------------------
FLOOR RATE
          ---------------------------------------------
CEILING RATE
            -------------------------------------------
% ABOVE PRIME    1% O.P.
              -----------------------------------------
WHOSE PRIME?     ANB
            -------------------------------------------
|--------------------|------------|
|FOR L & D APPROVAL  |  OFFICER S |
|DISCOUNT AMOUNT     |  APPROVAL  |
|--------------------|------------|
|                    |            |
|--------------------|------------|

|---------------------------------|
| COMMERCIAL ACCOUNT NUMBER       |
|---------------------------------|
|                                 |
|---------------------------------|


|----------------------------|-----------------|
| SPECIAL INFORMATION        | TELLER          |
|----------------------------|-----------------|
|----------------------------|-----------------|
|----------------------------|-----------------|
|----------------------------|-----------------|
|----------------------------|-----------------|
|----------------------------|-----------------|


- -------------------------------------------------------------------------------

FEDERAL TRUTH-IN-LENDING DISCLOSURE STATEMENT

- -------------------------------------------------------------------------------|
ANNUAL     | FINANCE    | Amount     | Total of     |SECURITY: YOU ARE GIVING  |
PERCENTAGE | CHARGE*    | Financed   | Payments     |THE BANK A SECURITY       |
RATE*      | THE DOLLAR | THE AMOUNT | THE AMOUNT   |INTEREST IN:              |
THE COST OF| AMOUNT THE | OF CREDIT  | YOU WILL     |/ / the goods or property |
YOUR CREDIT| CREDIT WILL| PROVIDED TO| HAVE PAID    |being purchased.          |
AS A YEARLY| COST YOU.  | YOU ON YOUR| AFTER YOU    |/ /                       |
RATE.      |            | BEHALF.    | HAVE MADE    |    --------------------- |
           |            |            |              |/X/ any moneys, credits or|
__________%| $__________| $__________| ALL PAYMENTS |other property of yours in|
           |            |            | AS           |the possession of the     |
           |            |            | SCHEDULED.   |bank, on deposit or       |
           |            |            | $__________  |otherwise.                |
           |            |            |              |                          |
           |            |            |              |PREPAYMENT: If you pay off|
           |            |            |              |early, you will not have  |
           |            |            |              |to pay a penalty.  See the|
           |            |            |              |Note and/or Security      |
           |            |            |              |Agreement for any         |
           |            |            |              |additional information    |
           |            |            |              |about non-payment,        |
           |            |            |              |default, any required     |
           |            |            |              |repayment in full before  |
           |            |            |              |the scheduled date,       |
           |            |            |              |prepayment refunds and    |
           |            |            |              |penalties and further     |
           |            |            |              |information about security|
           |            |            |              |interests.                |
           |            |            |              |                          |
- ----------------------------------------------------|---------------------|----|
YOUR PAMENT SCHEDULE WILL BE                        |                     |    |
- ----------------------------------------------------|---------------------|----|


- ----------|-----------|---------------|----------------------------------------|
NUMBER OF | AMOUNT OF |WHEN PAYMENTS  | ITEMIZATION OF THE AMOUNT FINANCED OF  |
PAYMENTS  | PAYMENTS  |ARE DUE        | $                                      |
- ----------|-----------|---------------|   ------------                         |
2         |$66,000.00 |10/15/96 &     | $                                      |
          |           | 1/15/96       |   ------------ AMOUNT GIVEN TO YOU     |
- ----------|-----------|---------------|   DIRECTLY                             |
2         |$135,000.00|Quarterly      | $                                      |
          |           |4/15/96 &      |   ------------ AMOUNT PAID ON YOUR     |
          |           |7/15/96        |   ACCOUNT                              |
- ----------|-----------|---------------| AMOUNTS PAID TO OTHERS ON YOUR BEHALF. |
                                      | $                                      |
                                      |  ------------- TO Public Officials     |
                                      | $                                      |
                                      |  ------------- TO CREDIT BUREAU        |
                                      | $                                      |
                                      |  ------------- TO APPRAISER            |
                                      | $                                      |
                                      |  ------------- TO                      |
                                      |                  -----------------     |
                                      |                  (OTHER)               |
                                      | $                                      |
                                      |  ------------- TO                      |
                                      |                  -----------------     |
                                      |                (NAME OF OTHER CREDITOR)|
                                      | $                                      |
                                      |  ------------ TO PREPAID FINANCE CHARGE|
                                      |                                        |
                                      | *INDICATES AN AMOUNT THAT MAY CHANGE   |
                                      | "E" MEANS AN ESTIMATE                  |
                                      |                                        |
- --------------------------------------------------------------------------------
/ / FIXED RATE                %
               --------------
VARIABLE RATE: The Annual Percentage Rate may increase or decrease during the term of this transaction whenever

/X/ the Bank changes its "Corporate Base Rate". The term Corporate Base Rate means the corporate base rate of interest announced by the American National Bank and Trust Company of Chicago from time to time. Any increase or decrease is at the discretion of the Bank, will become effective on the date of change and will result in an increase or decrease in the amount of interest payable with each scheduled payment of principal succeeding the change in annual percentage rate.

/ / the discount rate established by the Federal Reserve Bank of Chicago increases or decreases. Any increase or decrease will become effective on the date of change and will result in an increase or decrease in the amount of interest payable with each scheduled payment of principal succeeding the change in annual percentage rate.

EXAMPLE: on a $5,000 loan made for one year on June 1 of any given year payable in 12 equal monthly installments beginning on July 1 and continuing thereafter on the first day of each succeeding month until maturity at an initial Annual Percentage Rate of 15%, a one percentage point increase in your Annual Percentage Rate of 16% on the date of the July 1 installment will require you to pay $3.95 additional interest on August 1, and additional interest with each succeeding installment computed on the unpaid principal balance on the date of payment.